Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Niccolo de Masi, Chief Executive Officer of IonQ, Inc. (the “Company”), and Inder M. Singh, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 10th day of August 2026.

/s/ Niccolo M. de Masi	/s/ Inder M. Singh

Niccolo M. de Masi	Inder M. Singh
Chairman of the Board and Chief Executive Officer	Chief Financial Officer and Chief Operating Officer